UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2018

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Issuance of 2.875% Senior Notes due 2024

On March 14, 2018, Equinix, Inc. (“Equinix”) issued and sold €750 million aggregate principal amount of its 2.875% Senior Notes due 2024 (the “Notes”), pursuant to an underwriting agreement dated February 28, 2018 (the “Underwriting Agreement”) among Equinix and Barclays Bank plc, HSBC Securities (USA) Inc. and ING Bank N.V., London Branch, as representatives of the several underwriters named in Schedule II thereto. The Notes were issued pursuant to an indenture dated December 12, 2017 (the “Base Indenture”) between Equinix and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated March 14, 2018 (the “Second Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”) among Equinix, the Trustee, Elavon Financial Services DAC, as registrar, and Elavon Financial Services DAC, UK Branch, as paying agent.

The Notes were offered pursuant to Equinix’s Registration Statement on Form S-3 (No. 333-221380) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on November 7, 2017, including the prospectus contained therein dated November 7, 2017, a preliminary prospectus supplement dated February 27, 2018 and a final prospectus supplement dated February 28, 2018.

The Notes will bear interest at the rate of 2.875% per annum and will mature on March 15, 2024. Interest on the Notes is payable in cash on March 15 and September 15 of each year, beginning on September 15, 2018.

Equinix will use the net proceeds of the sale of the Notes for general corporate purposes, which may include capital expenditures and working capital, and for potential acquisitions and strategic transactions.

Equinix may redeem all or a part of the Notes on or after September 15, 2020, on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date. In addition, at any time prior to September 15, 2020, Equinix may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes outstanding under the Indenture with the net cash proceeds of one or more equity offerings. At any time prior to September 15, 2020, Equinix may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption. In the event of certain developments affecting taxation, Equinix may redeem all, but not a part, of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption.

Upon a change of control, as defined in the Indenture, Equinix will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued interest, if any, to, but excluding, the date of purchase.

The Notes are Equinix’s general unsecured senior obligations and rank equally with Equinix’s other unsecured senior indebtedness. The Notes effectively rank junior to Equinix’s secured indebtedness to the extent of the collateral securing such indebtedness and to all liabilities of Equinix’s subsidiaries. The Notes are not guaranteed by Equinix’s subsidiaries, through which Equinix currently conducts substantially all of its operations.

The Indenture contains restrictive covenants relating to limitations on: (i) liens; (ii) asset sales and mergers and consolidations; and (iii) sale and leaseback transactions, subject, in each case, to certain exceptions.

The Indenture contains customary terms that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Equinix, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

The above descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Base Indenture and the Supplemental Indenture (including the form of the Notes included therein). A copy of the Base Indenture, the Supplemental Indenture and the form of the Notes are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01	Other Events

The information related to the Underwriting Agreement in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 8.01. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1*	Underwriting Agreement, dated February 28, 2018, between Equinix, Inc. and Barclays Bank plc, HSBC Securities (USA) Inc. and ING Bank N.V., London Branch, as representatives of the several underwriters named in Schedule II thereto

4.1*	Indenture, dated as of December 12, 2017, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.2*	Supplemental Indenture, dated as of March 14, 2018, among Equinix, Inc. and U.S. Bank National Association, as trustee, and Elavon Financial Services DAC, UK Branch, as paying agent

4.3*	Form of 2.875% Senior Notes due 2024 (included in Exhibit 4.2)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: March 14, 2018